Exhibit 99.1

OSRAM Mexico and Evolucia Inc. Announce LED Outdoor Luminaire

Co-Marketing Agreement

OSRAM ProPoint™ Cobrahead using Evolucia Aimed Optics™ Now Available in Mexico

TULTITLAN, Mexico and SARASOTA, FL, (February 12, 2013) – OSRAM Mexico and Evolucia, Inc. (OTCBB & OTCQB: ILED), announce today that they have finalized an agreement whereby the companies will develop, deliver and market OSRAM ProPoint™ Cobrahead LED outdoor luminaires using Evolucia Aimed Optics™. Under the agreement, the companies will work together to integrate Evolucia’s award winning Aimed Optics™ technology with superior LED modules and lighting controls from OSRAM. The combination is expected to result in one of the highest performing and highest quality LED outdoor luminaires in the industry.

“The combination of cutting edge LED technology from OSRAM with Evolucia’s industry leading light distribution capabilities allows us to deliver high-performance and superior quality LED outdoor luminaires to our customer base,” said Paolo Bortolan, Presidente y Director General - CEO of OSRAM Mexico. “The new OSRAM ProPoint™ Cobrahead using Evolucia Aimed Optics™ outdoor luminaire delivers the perfect amount of clean white light to the target area and uses up to 62% less energy than traditional fixtures.”

Evolucia, Inc. is a Sarasota, Florida-based company that recently won the lighting industry's coveted Best LED Street Light award, in its category, which was presented by the US Department of Energy, largely because of the proprietary Aimed Optics technology that was invented by the company’s lighting design team.

Mel Interiano, Chief Executive Officer of Evolucia, said, “We are extremely pleased to be partnering with OSRAM Mexico. We have invested more than $25 million in our Aimed Optics product development platform and have spent 5 years working to perfect the LED mounting angles, heat sinking and aesthetics to ensure that not only performance is at the highest level, but also that our products can be manufactured and delivered at extremely competitive prices.”

About OSRAM

OSRAM is one of the two leading light manufacturers in the world. The company’s portfolio covers the entire value chain from components – including lamps, opto semiconductors like light-emitting diodes (LED) – to electronic control gears as well as

Press Contacts:
Ernesto Salcedo	Craig Hall
Tel. 5899.18.09	Tel. (941) 751-6800 x304
salcedo@osram.com	craig.hall@evolucialighting.com

complete luminaires, light management systems and lighting solutions. The company, which is very much internationally oriented, has around 39,000 employees worldwide and generated a revenue of 5.4 billion Euros in fiscal year 2012. More than 70% of its revenue comes from energy-efficient products. The company’s business activities have been focusing on light – and hence on quality of life – for over 100 years.

About Evolucia Inc.

Evolucia, Inc. is an industry pioneer in the design, engineering, manufacture and distribution of high performance LED lighting systems to the global lighting markets. Evolucia received the United States Department of Energy’s highest award for lighting within the LED category, and has installed thousands of its fixtures at military bases, universities, municipalities, and large commercial entities. Evolucia’s LED lighting products are sold under the brand, Evolucia Lighting (www.evolucialighting.com).

All Evolucia products offer highly energy efficient, durable, commercial-grade LED lighting for both indoor and outdoor applications. The company’s award winning cobra head and shoe box fixtures employ Evolucia's proprietary Aimed Optics™ technology, which increases light levels and visibility by strategically directing light to the target area. Evolucia fixtures require 50%- 80% less energy than traditional lighting, and last for approximately 12 years without maintenance.

More information about Evolucia Inc and its LED lighting systems is available in the company's Securities and Exchange filings, which can be found at www.sec.gov or at www.evolucialighting.com.

Forward-Looking Statements

Some of the statements made by Evolucia in this press release are forward-looking in nature. Actual results may differ materially from those projected in forward-looking statements. Evolucia believes that its primary risk factors include, but are not limited to: development and maintenance of strategic acquisitions; domestic and international acceptance of our product lines; defending our intellectual property and proprietary rights; development of new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technologies and systems to support new products and services; and attracting and retaining qualified management and other personnel. Additional information concerning these and other important factors can be found within Evolucia's filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors.

Press Contacts:
Ernesto Salcedo	Craig Hall
Tel. 5899.18.09	Tel. (941) 751-6800 x304
salcedo@osram.com	craig.hall@evolucialighting.com

DISCLAIMER

"This document constitutes neither an offer to sell nor a solicitation to buy or subscribe for securities. Any such offer will be made solely on the basis of the Securities Prospectus yet to be approved by the German Financial Supervisory Authority (BaFin) and published thereafter. The information legally required to be provided to investors will be contained only in the Securities Prospectus. The information contained herein is not for distribution, directly or indirectly, in or into the United States of America (including its territories and possessions of any State of the United States of America or the District of Columbia) and must not be distributed to U.S. persons (as defined in Regulation S under the U.S. Securities Act of 1933, as amended ("Securities Act")) or publications with a general circulation in the United States of America. This document is not an offer of securities for sale in the United States of America. The securities have not been and will not be registered under the Securities Act and may not be offered or sold in the United States of America absent registration or an exemption from registration under the Securities Act. The Issuer does not intend to register any portion of the offering in the United States of America or to conduct a public offering of the securities in the United States of America. This document is not an offer of securities for sale in the United Kingdom, Canada, Japan or Australia."

#              #              #

Press Contacts:
Ernesto Salcedo	Craig Hall
Tel. 5899.18.09	Tel. (941) 751-6800 x304
salcedo@osram.com	craig.hall@evolucialighting.com

OSRAM México y Evolucia Inc. anuncian acuerdo de comercialización conjunta en luminarias de LEDs para vialidades.

Las luminarias OSRAM ProPoint™ Cobrahead con tecnología Evolucia Aimed Optics™ están ya disponibles en México.

TULTITLAN, México y SARASOTA, FL (12 de Febrero de 2013) – OSRAM México y Evolucia, Inc. (OTCBB & OTCQB: ILED), anuncian el día de hoy que han alcanzado un acuerdo a través del cual ambas compañías desarrollarán, fabricarán  y comercializaran las luminarias OSRAM ProPoint™ Cobrahead de LEDs para vialidades con tecnología Evolucia Aimed Optics™. Bajo este acuerdo, ambas compañías trabajarán en integrar la galardonada tecnología Aimed Optics™ de Evolucia  con los módulos de LED y controles de iluminación de OSRAM. Se espera que esta combinación resulte en una de las luminarias para alumbrado público de mejor desempeño y mayor calidad en la industria.

“La combinación de la tecnología de punta de OSRAM junto con la capacidad de Evolucia, líder en la industria en el control y distribución de luz, nos permite ofrecer a nuestros clientes luminarias de LEDs para vialidades del más alto desempeño y extraordinaria calidad “ destacó Paolo Bortolan, Presidente y director general de OSRAM México. “La nueva luminaria OSRAM ProPoint™ Cobrahead con tecnología Evolucia Aimed Optics™ brinda la cantidad perfecta de luz blanca en las áreas a iluminar al mismo tiempo que reduce hasta un 62% el consumo de energía en comparación con luminarias de tecnología tradicional”.

Evolucia, Inc. es una compañía con base de operaciones en Sarasota, Florida y que recientemente ganó el tan anhelado premió a la mejor luminaria para alumbrado público en su categoría, entregado por el departamento de energía de los Estados Unidos de Norteamérica. Este premio fue obtenido, en gran parte, gracias a su tecnología patentada “Aimed Optics™” desarrollada por el equipo de diseño de iluminación de la compañía.

Mel Interiano, Director  Ejecutivo de Evolucia inc. comentó: “Estamos sumamente complacidos en realizar esta alianza con OSRAM México. Hemos invertido más de $25 millones de dólares en el desarrollo de nuestra tecnología Aimed Optics™ y hemos trabajado por más de 5 años en perfeccionar los ángulos de montaje, disipadores de calor y apariencia general de nuestra tecnología para asegurar, no sólo, un desempeño del más alto nivel, sino también que nuestros productos puedan ser fabricados y entregados a precios extremadamente competitivos.”

Acerca de OSRAM

OSRAM es uno de los dos fabricantes de iluminación líderes en el mundo. El portafolio de productos de la compañía cubre por completo la cadena de valor, desde componentes – incluyendo lámparas, opto semiconductores como diodos emisores de luz (LED) – hasta equipos de control electrónicos así como luminarias completas, sistemas de administración de luz y soluciones lumínicas. La compañía,  con una alta orientación internacional, cuenta con aproximadamente 39,000 empleados a nivel mundial y generó ganancias por 5.4 mil millones de Euros en el año fiscal 2012. Más del 70% de sus ganancias surgen de la venta de productos energéticamente eficientes. La base de negocios de la compañía se han enfocado en la luz – y por tanto la calidad de vida – desde hace más de 100 años.

Acerca de Evolucia Inc.

Evolucia, Inc. es una empresa pionera en el diseño, ingeniería, manufactura y distribución de sistemas de Iluminación a base de LEDs de alto desempeño para el mercado de iluminación mundial. Evolucia recibió el galardón más prestigiado en iluminación, entregado por el departamento de Energía de los Estados Unidos de Norteamérica, en la categoría de LEDs. A la fecha ha instalado miles de sus luminarias en bases militares, universidades, municipios y grandes entidades comerciales. Los productos de iluminación con LEDs de Evolucia son ofrecidos en el mercado bajo la marca Evolucia Lighting (www.evolucialighting.com).

Todos los productos de Evolucia ofrecen alta eficiencia energética, durabilidad e iluminación con LEDs de grado comercial para interiores y exteriores. Sus luminarios galardonados, Cobra Head y Shoe Box, utilizan la tecnología Aimed Optics™, patentada por Evolucia, que incrementa los niveles lumínicos y de visibilidad al dirigir estratégicamente la luz hacia las áreas objetivo. Las luminarias de Evolucia requieren entre un 50% y 80% menos energía que las luminarias de tecnologías tradicionales y duran aproximadamente 12 años sin necesidad de mantenimiento.

Para más información sobre Evolucia Inc. y sus sistemas de iluminación con LEDs consulte los documentos presentados a la comisión de Bolsa y Valores, mismos que pueden ser localizados en www.sec.gov o en www.evolucialighting.com

Declaraciones a futuro

Algunas de las declaraciones hechas por Evolucia en este comunicado de prensa son futuras por naturaleza. Los resultados finales puede ser materialmente diferentes a aquellos proyectados en las declaraciones a futuro. Evolucia considera que los factores de riesgo primarios incluyen, aunque no están limitados a: desarrollo y mantenimiento de compras estratégicas; aceptación domestica e internacional de nuestras familias de producto; defensa de nuestra propiedad intelectual y derechos de propiedad; desarrollo de nuevos productos y servicios que cumplan las demandas de clientes y generen márgenes de utilidad aceptables; completar de forma exitosa las pruebas comerciales de nuevas tecnologías y sistemas de apoyo de nuevos productos y servicios; y la atracción y retención de personal gerencial calificado. Más información sobre estos y otros factores importantes puede ser localizada en los documentos presentados a la comisión de Bolsa y Valores. Las declaraciones en este comunicado de prensa debe ser evaluada tomando en consideración estos importantes factores.

Aviso Legal

“Este documento no constituye una oferta para vender o una solicitud de compra o suscripción de valores. Cualquier oferta será hecha únicamente en base a los prospectos de valores que serán aprobados por la autoridad de supervisión financiera Alemana (BaFin) y posteriormente publicados. La información legal que se requiere presentar a los inversionistas estará contenida únicamente en los prospectos de valores.  La información contenida en este documento no es para distribución, directa o indirectamente, en o hacia los Estados Unidos de Norteamérica (incluyendo sus territorios y propiedades de cualquier estado de los Estados Unidos de Norteamérica o el distrito de Columbia) y no deberá ser distribuida a personas de EE.UU. (de acuerdo a la definición en la regulación S bajo el acto de Valores de los EE.UU. de 1993,  de acuerdo a su enmienda (“Acto de valores”)) o publicaciones con circulación general en los Estados Unidos de Norteamérica. Este documento no es una oferta de valores para venta en los Estados Unidos de Norteamérica. Los valores no han sido y no serán registrados bajo el Acto de Valores y no pueden ser ofrecidos o vendidos en los Estados Unidos de Norteamérica sin registro o con exención de registro bajo el Acto de Valores. El emisor no intenta registrar ninguna porción de la oferta en los Estados Unidos de Norteamérica o conducir ofertas públicas de los valores en los Estados Unidos de Norteamérica. Este documento no es una oferta de valores para venta en el Reino Unido, Canadá, Japón o Australia.”

#           #           #

Contacto Prensa (OSRAM)
Ernesto Salcedo
Te. +52 (55) 5899.18.09
salcedo@osram.com

Contacto Prensa (EVOLUCIA)
Craig Hall
Tel. +1 (941) 751 68 00 Ext. 304
craig.hall@evolucialighting.com